Exhibit 3.1.2
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MIRION TECHNOLOGIES, INC.
Pursuant to the provisions of §242 and §245 of the
General Corporation Law of the State of Delaware
     FIRST: The present name of the corporation is Mirion Technologies, Inc. (the “Corporation”). The Corporation was incorporated on October 24, 2005 under the name Global Monitoring Systems, Inc., pursuant to the General Corporation Law of the State of Delaware (“Delaware Law”).
     SECOND: On December 22, 2005 the Corporation amended and restated its Certificate of Incorporation, pursuant to Delaware Law (the “Amended and Restated Certificate of Incorporation”).
     THIRD: On January 4, 2006 the Corporation amended its Amended and Restated Certificate of Incorporation to change its name from Global Monitoring Systems, Inc. to Mirion Technologies, Inc., pursuant to Delaware Law.
     FOURTH: On April 11, 2006 the Corporation amended its Amended and Restated Certificate of Incorporation, pursuant to Delaware Law.
     FIFTH: On March 12, 2010, the Corporation amended its Amended and Restated Certificate of Incorporation, pursuant to Delaware Law.
     SIXTH: On May 24, 2010, the Corporation amended and restated its Amended and Restated Certificate of Incorporation, pursuant to Delaware Law (the “Second Amended and Restated Certificate of Incorporation”).
     SEVENTH: On June 16, 2010, the Corporation amended and restated its Second Amended and Restated Certificate of Incorporation, pursuant to Delaware Law (the “Third Amended and Restated Certificate of Incorporation”).
     EIGHTH: On                     , 2010, the Corporation amended and restated its Third Amended and Restated Certificate of Incorporation, pursuant to Delaware Law (the “Fourth Amended and Restated Certificate of Incorporation”).
     NINTH: The Fourth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as set forth in the Fifth Amended and Restated Certificate of Incorporation attached as Exhibit A hereto (the “Fifth Amended and Restated Certificate of Incorporation”).

     TENTH: The Fifth Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of §§228, 242, and 245 of Delaware Law. Prompt written notice of the adoption of the amendment and of the restatement of the Fifth Amended and Restated Certificate of Incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in §228 of Delaware Law.
     ELEVENTH: This Certificate shall become effective upon filing with the Secretary of State of the State of Delaware.
[Signature Page Follows]

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     IN WITNESS WHEREOF, said Corporation has caused this Fifth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated within are true and correct this _____ day of                     , 2010.

Thomas Logan
President, Chief Executive Officer and Chairman of the Board

EXHIBIT A
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MIRION TECHNOLOGIES, INC.
     FIRST: The name of the corporation is Mirion Technologies, Inc. (the “Corporation”).
     SECOND: The address of its registered office in the State of Delaware is 615 South Dupont Highway, City of Dover, County of Kent, Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).
     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 80,000,000, which shall consist of two classes: (i) Common Stock, par value $0.001 (“Common Stock”) and (ii) Preferred Stock, par value $0.001 per share (the “Preferred Stock”). The total number of shares of each class of capital stock which the Corporation shall have the authority to issue is (A) 78,500,000 shares of Common Stock and (B) 1,500,000 shares of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock and the Common Stock are as follows:
     1. Common Stock.
          Dividends. Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine.
          Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively.
          Voting Rights. Each holder of shares of Common Stock shall be entitled to one vote for each share standing in his or her name on the books of the Corporation.
          No other rights. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock.
     2. Preferred Stock.
          The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Fifth Amended and Restated Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations preferences and relative, participating optional or other special rights, qualifications, limitations, or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights, and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the Stockholders.
     FIFTH: (1) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than seven (7) nor more than thirteen (13) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.
     (2) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially elected as Class I directors shall serve for a term ending on the date of the 2011 annual meeting, directors initially elected or designated as Class II directors shall serve for a term ending on the 2012 annual meeting, and directors initially elected as Class III directors shall serve for a term ending on the date of the 2013 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.
     (3) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.
     (4) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.
     (5) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.
     SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.
     SEVENTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.
     EIGHTH: The Corporation expressly elects not to be governed by Section 203 of Delaware Law.
     NINTH: (1) In anticipation that the Corporation, certain of its officers and directors, a principal stockholder, American Capital, Ltd. (“ACAS”), and certain affiliates and investment funds of ACAS (each, an “ACAS entity”), may engage in, and are permitted to have, investments or other business relationships, ventures, agreements or arrangements with entities engaged in, the same or similar activities or lines of business, and in recognition of (a) the benefits to be derived by the Corporation through the continued service of such officers and directors, and (b) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this ARTICLE NINTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve such officers and directors, ACAS and

ACAS entities and the powers, rights, duties and liabilities of the Corporation and its officers and directors, ACAS and ACAS entities in connection therewith.
     (2) If a director or officer of the Corporation who is also a director, officer, manager, employee or other representative of ACAS or an ACAS entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, such director or officer (i) shall have no duty to communicate, present, or offer such corporate opportunity to the Corporation, (ii) shall be deemed to have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (iii) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that such director or officer pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person (including, without limitation, any stockholder of the Corporation and its affiliates) or does not communicate information regarding such corporate opportunity to the Corporation, (iv) shall be deemed to have acted in good faith and in a manner such director or officer reasonably believes to be in or not opposed to the best interests of the Corporation, and (v) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such director or officer acts in a manner consistent with the following policy:
          1. A corporate opportunity available to any individual who is an officer of the Corporation (whether or not a director), and who is also a director but not an officer of ACAS or an ACAS Entity, shall belong to the Corporation, unless such corporate opportunity is expressly offered to such individual in writing solely in his or her capacity as a director of ACAS or an ACAS Entity, in which case such corporate opportunity shall belong to ACAS or an ACAS Entity;
          2. A corporate opportunity available to any individual who is a director but not an officer of the Corporation, and who is also an officer, manager, employee or other representative (whether or not a director) of ACAS or an ACAS Entity shall belong to the Corporation if such corporate opportunity is expressly offered to such individual in writing solely in his or her capacity as a director of the Corporation, and otherwise shall belong to ACAS or an ACAS Entity; and
          3. A corporate opportunity available to any individual who is an officer or director of both the Corporation and ACAS or an ACAS Entity shall belong to the Corporation if such corporate opportunity is expressly offered to such individual in writing solely in his or her capacity as an officer or director of the Corporation, and otherwise shall belong to ACAS or an ACAS Entity.
     (3) Except as ACAS may otherwise agree in writing, ACAS and any ACAS entities shall have the right to, and shall have no duty hereunder to refrain from, engaging in the same or similar activities or lines of business as the Corporation, doing business with any potential or actual customer or supplier of the Corporation, or employing or otherwise engaging any officer or employee of the Corporation. To the fullest extent permitted by law, ACAS and any ACAS entities (including any director, officer, manager, employee or other representative of ACAS or an ACAS Entity) shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty by reason of any such activities of ACAS or an ACAS entity, or the participation therein of ACAS or an ACAS entity. In the event that ACAS or an ACAS entity acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both ACAS or an ACAS entity and the Corporation, ACAS and any ACAS entities shall have no duty to communicate present, or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its other stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that ACAS or an ACAS entity pursues or acquires such corporation opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Corporation.
     TENTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law; (iii) any unlawful payments of dividends, or unlawful stock repurchases or redemptions provided in Section 174 of Delaware Law, or (iv) any transaction from which the director shall have derived an improper personal benefit.
     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding in advance of its final disposition and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification upon receipt by the Corporation of a written undertaking by or on behalf of such director or officer to repay such amounts if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such amounts.

The right to indemnification conferred in this ARTICLE TENTH shall be a contractual right.
     (b) The Corporation may, by an action of its Board of Directors, provide indemnification to such of the managers, employees, agents or other representatives of the Corporation (each, a “Representative”) to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding in advance of its final disposition and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification upon receipt by the Corporation of a written undertaking by or on behalf of such Representative to repay such amounts if it shall ultimately be determined that such Representative is not entitled to be indemnified by the Corporation against such amounts. The right to indemnification conferred in this ARTICLE TENTH shall be a contractual right.
     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.
     (4) The rights and authority conferred in this ARTICLE TENTH shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.
     (5) Neither the amendment nor repeal of this ARTICLE TENTH, nor the adoption of any provision of this Fifth Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

     ELEVENTH: The Corporation reserves the right to amend this Fifth Amended and Restated Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.